INTERIM INVESTMENT ADVISORY AGREEMENT
Between
STARBOARDINVESTMENTTRUST
and

CAVALIER INVESTMENTS, INC.
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INDEX

1.	APPOINTMENT OF THE ADVISOR	pg 3
2.	OBLIGATIONS OF THE ADVISOR	pg 3
3.	COMPENSATION	pg 5
4.	LIMITATION OF LIABILITY AND INDEMNIFICATION	pg 6
5.	STATUS OF ADVISOR	pg 7
6.	RETENTION OF SUB-ADVISOR	pg 7
7.	LIABILITY OF SHAREHOLDERS	pg 7
8.	REPRESENTATIONS AND WARRANTIES	pg 7
9.	NOTICE OF CHANGE IN CONTROL	pg 8
10.	DURATION AND TERMINATION	pg 8
11.	AMENDMENT OF INTERIM AGREEMENT	pg 8
12.	APPLICABLE LAW	pg 9
13.	STRUCTURE OF AGREEMENT	pg 9
14.	SEVERABILITY	pg 9
15.	MISCELLANEOUS	pg 9

APPENDIX A		pg 11

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INTERIM INVESTMENT ADVISORY AGREEMENT

This Interim Investment Advisory Agreement ("Interim Agreement") is made and entered into effective as of August 1, 2016 by and between Cavalier Investments, Inc., a Massachusetts corporation (the "Advisor"), and the Starboard Investment Trust (the "Trust"), a Delaware statutory trust, on behalf of the Cavalier Funds (each a "Fund" and, together, the "Funds"), each a series of the Trust.
WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940;
WHEREAS, the Trust has designated the Funds as series of interests in the Trust;
WHEREAS, the Advisor is registered as an  investment advisor under the  Investment Advisers Act of 1940, and engages in the business of asset management; and
WHEREAS, the Trust desires to retain the Advisor, on an interim basis and subject to Rule 15(a)(4) under the Investment Company Act to furnish investment advisory and administrative services to the Funds and the Advisor is willing to so furnish such services;
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.
Appointment of the  Advisor.   The Trust  appoints the  Advisor as  investment advisor to the Funds, each a series  of the Trust,  for the period and  on the terms set forth  in this Interim Agreement. The Advisor accepts such  appointment and agrees  to furnish the services  set forth  herein, for the compensation indicated in Appendix A.

2.	Obligations of the Advisor. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for the Funds.
(a)	Services. The Advisor agrees to perform the following services for the Funds and Trust:
(i)	Manage the investment and reinvestment of the assets of the Funds;
(ii)	Continuously review, supervise, and administer the investment program of the Funds;

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(iii)	Determine, in its discretion, the securities to be purchased, retained, or sold (and implement those decisions) with respect to the Funds;
(iv)	Provide the Funds and Trust with records concerning the Advisor's activities under this Interim Agreement which the Funds and Trust are required to maintain;
(v)	Render regular reports to the Trust's trustees and officers concerningthe Advisor's discharge of the foregoing responsibilities; and
(vi)	Perform such other services as agreed by the Advisor and the Trust from time to time.
The Advisor shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the Funds' objectives, policies, and limitations as set forth in their prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations. All services to be furnished by the Advisor under this Interim Agreement may be furnished through the medium of any directors, officers, or employees of the Advisor or through such other parties as the Advisor may determine from time to time.
(b)
Expenses and  Personnel.  The Advisor agrees, at its own  expense or at the expense   of  one  or  more   of  its  affiliates, to  render its  services   and   to provide the office space, furnishings, equipment, and  personnel as may be reasonably required in  the  judgment of the  trustees and  officers  of  the Trust   to  perform the  services   on  the  terms  and  for  the  compensation provided  herein.   The  Advisor shall  authorize and   permit any  of  its officers,  directors, and   employees, who   may  be  elected   as  trustees or officers  of the Trust,  to serve  in the  capacities in which  they  are  elected. Except to the extent  expressly assumed by the Advisor herein and  except to the  extent  required by law  to be paid  by  the  Advisor, the  Trust  shall pay all costs and  expenses in connection with its operation.

(c)
Fund Transactions.   The Advisor is  authorized to  select  the  brokers or dealers that will execute  the purchases and  sales of portfolio securities for the Funds. With respect to brokerage selection, the Advisor shall seek to obtain  the best overall execution for fund  transactions, which  is a combination of price, quality of execution, and  other  factors. The Advisor  may,  in its discretion, purchase and  sell portfolio securities from  and  to brokers and  dealers who  provide the  Advisor with  brokerage, research, analysis, advice,  and  similar  services,  and  the  Advisor may  pay  to these brokers and  dealers, in return for such  services, a higher commission or spread than  may  be charged by other  brokers and  dealers, provided that the  Advisor determines in good  faith  that  such  commission is reasonable in terms  either  of that particular transaction or of the overall responsibility of  the  Advisor  to  the  Funds and   its  other   clients   and   that   the  total commission  paid   by  the  Funds will  be  reasonable  in  relation  to  the benefits  to the Funds and its other  clients over the long-term. The Advisor will promptly communicate to  the  officers  and  the  trustees of the Trust such  information relating to portfolio transactions as they may reasonably request.

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(d)
Books and Records.    All books  and  records prepared and  maintained by the  Advisor for  the Funds and  Trust  under this Interim Agreement shall be the  property of the Funds and  Trust  and,  upon request therefore, the Advisor shall  surrender to  the  Funds and  Trust  such  of the  books  and records so requested.

(e)
 Compliance Procedures.    The  Advisor  will,  in  accordance  with   Rule 206(4)-7 of the Investment Advisers Act of 1940, adopt and implement written policies and procedures reasonably designed to prevent violations of the Investment Advisers Act of 1940 and will provide the Trust with copies of such written policies and procedures upon request.

3.
Compensation.  The Trust  will pay, or cause  to be paid  to, the Advisor and  the Advisor will accept as full compensation an investment advisory fee, based  upon the  daily  average net  assets  of each  Fund, computed at  the end  of each  month and   payable within  five  business  days   thereafter,  based   upon the  schedule attached hereto as Appendix A.

The investment advisory fee shall be held  in an interest-bearing escrow  account with  the  Funds' custodian ("Escrow Amount").   The Escrow  Amount shall  be calculated as of the last business day of each month based upon the average daily net  assets   of  the  Funds determined  in  the  manner  described in  the  Funds' Prospectus and/ or Statement of Additional Information, and  shall  be paid  into the escrow  account within five (5) days after such calculation;

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If a majority of the Funds' oustanding voting securities ("majority of shareholders") approve a new investment advisory contract with the Advisor within 150 days of this Interim Agreement, the Escrow Amount (including interest, but less any bank fee on the escrow accounting) will be paid to the Advisor.

If a majority of shareholders do not approve a new investment advisory contract within 150 days of this Interim Agreement, the Advisor will be paid, out of the escrow account, the lesser of: (i) any costs incurred by the Advisor in performing services  under this Interim  Agreement (including interest, but  less any  bank fee on  the  escrow  account); or  (ii) the  Escrow  Amount (including interest, but  less any  bank  fee on  the  escrow  account).  Any fee paid  to the  Advisor under this paragraph must  be pre-approved by the Trust's Board of Trustees.

4.
Limitation of   Liability  and    Indemnification.    The   Advisor assumes  no responsibility under this  Interim Agreement other  than  to  render the  services called  for hereunder.  The Advisor shall  not be liable for any  error  of judgment or for any loss suffered by the Funds or Trust  in connection with  the matters to which  this Interim Agreement relates,  except  a loss  resulting from  a breach  of fiduciary duty   with  respect to  receipt  of  compensation for  services   or  a  loss resulting from  willful  misfeasance, bad  faith,  or gross  negligence on  the  part  of the  Advisor  in  the  performance of its duties or from  reckless  disregard by  the Advisor  of its obligations and  duties under this Interim Agreement.  It is agreed that the Advisor shall have no responsibility or liability  for the accuracy  or completeness  of   the   Trust's  registration  statement  under  the   Investment Company  Act  of 1940  or  the  Securities  Act  of 1933,  except  for  information supplied by the Advisor for inclusion therein. The Trust agrees  to indemnify the Advisor  to the full extent  permitted by the Trust's Declaration of Trust.

Any liability of the Advisor to the Funds shall not automatically impart liability on the part of the Advisor to any other series of the Trust.  The Funds shall not be liable  for  the  obligations of any  other  series  of the  Trust,  nor  shall  any  other series  of the Trust  be liable for  the obligations of the Funds.  The limitations of liability provided under this section  are not  to be construed so as to provide for limitation  of  liability   for  any  liability   (including liability   under  U.S.  federal securities  laws   that,   under  certain  circumstances, impose  liability   even   on persons  that  act in  good  faith)  to  the  extent  (but  only  to  the  extent)  that  such limitation  of  liability   would  be  in  violation  of  applicable  law,   but   will  be construed so  as  to  effectuate the  applicable provisions of  this  section   to  the maximum extent  permitted by applicable law.

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5.
Status of Advisor.   The services of the Advisor to the Funds and  Trust  are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Funds and Trust are not impaired thereby; provided, however, that without the written consent of the Trust's Board of Trustees, the Advisor will not serve as investment advisor to any other investment company having a similar investment strategy to that of the Funds. The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Funds in any way or otherwise be deemed an agent of the Funds or Trust. Nothing in this Interim Agreement shall limit or restrict the right of any director, officer, or employee of the Advisor, who may also be a trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. If a   majority  of   the   Funds'   outstanding  voting  securities  ("majority  of shareholders") approve a new investment advisory contract with the Advisor within 150 days of this Interim Agreement, the Escrow Amount (including interest, but less any bank fee on the escrow account) will be paid to the Advisor.

6.
Liability   of   Shareholders.     Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Interim Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

7.	Representations and Warranties.

	(a)	The Advisor represents and warrants to the Trust as follows: (i) the Advisor is a corporation duly organized and in good standing under the laws of the State of Massachusetts and is fully authorized to enter into this Interim Agreement and carry out its duties and obligations hereunder; and (ii) the Advisor is registered as an investment advisor with the Securities and Exchange Commission under the Investment Advisers Act of 1940, and shall maintain such registration in effect at all times during the term of this Interim Agreement.

	(b)	The Trust represents and warrants to the Advisor as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Interim Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the Securities and Exchange Commission under the Investment Company Act of 1940; (iii) shares of the Funds are (or will be) registered for offer and sale to the public under the Securities Act of 1933; and (iv) such registrations will be kept in effect during the term of this Interim Agreement.

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8.	Notice of Change in Control. The Advisor is obligated to notify the Trust if there is a change in the members of the Advisor within a reasonable time after such change takes place.

9.	Duration and Termination. This Interim Agreement shall remain in effect for a term of 150 days from the effective date, provided that:

	(a).	The Trust may, at any time and without the payment of any penalty, terminate this Interim Agreement upon 10 calendar days' written notice of a decision to terminate this Interim Agreement by (i) the Trust's trustees; or (ii) the vote of a majority of the outstanding voting securities of the Funds;

	(b).	The Interim Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act and the rules thereunder);

	(c).	The Advisor may, at any time and without the payment of any penalty, terminate this Interim Agreement upon 60 calendar days' written notice to the Funds and Trust; and

	(d).	The Interim Agreement shall terminate immediately upon approval by the Funds' shareholders of a new investment advisory agreement between the Trust and the Advisor.

10.	Amendment of Interim Agreement. No provision of this Interim Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Interim Agreement shall be effective until approved by vote of the holders of a majority of the Funds' outstanding voting securities (as defined in the Investment Company Act).

11.	Applicable Law. This Interim Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

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12.
Structure of Agreement.  The Trust   is  entering into  this  Interim  Agreement solely on  behalf  of the Funds.  Without limiting the  generality of the foregoing: (i) no breach of any term of this Interim Agreement shall create a right or obligation with respect to any series of the Trust other than the Funds; (ii) under no circumstances shall the Advisor have the right to set off claims relating to the Funds by applying property of any other series of the Trust; and (iii) the business and contractual relationships created by this Interim Agreement, consideration for entering into this Interim Agreement, and the consequences of such relationship and consideration relate solely to the Funds.

13.	Severability. If any provision of this Interim Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Interim Agreement shall not be affected thereby.

14.	Miscellaneous. The captions in this Interim Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

[Signature Page Follows]
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[Signature Page to Interim Investment Advisory; Agreement]

IN WITNESS  WHEREOF, the  parties  hereto   have   caused   this   instrument  to  be executed  by their officers designated below as of the day and year first above  written.

Starboard Investment Trust
On behalf of the Cavalier Funds

By:  /s/ Katherine M. Honey

Name: Kate M. Honey

Title: Principal Executive Officer

Cavalier Investments, Inc.

By:  /s/ Gregory A. Rutherford

Name:  Gregory A. Rutherford, CFP

Title:  CEO

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APPENDIX A

COMPENSATION SCHEDULE

For the services delineated in this Agreement, the Advisor shall  receive  an investment advisory fee equal to an  annualized rate  of the  average daily  net  assets  of each  of the Funds as listed  below.    The fee shall be calculated as of the last  business day  of each month based  upon the average daily  net assets  of each Fund  determined in the manner described in the Funds' Prospectus and Statement of Additional Information.

Fund	Investment Advisory Fee
1. Cavalier Hedged High Income	0.45%
2. Cavalier Dividend Income	0.90%
3. Cavalier Fundamental Growth	1.00%
4. Cavalier Dynamic Growth	0.45%
5. Cavalier Global Opportunities	0.45%
6. Cavalier Tactical Rotation	1.00%
7. Cavalier Multi Strategist	0.45%
8. Cavalier Adaptive Income (Previously, the Cavalier Stable Income Fund)	0.45%

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